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                                                                    Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-86377 and 333-58168, Forms S-3 Nos. 333-76738, 333-55786 and
333-88427 and Form S-4 No. 333-56978) of Genetronics Biomedical Corporation, of our report dated February 1, 2002, except for the third paragraph of Note 21, as to which the date is March 7, 2002, with respect to the consolidated financial statements of Genetronics Biomedical Corporation included in the Annual Report (Form 10-K) for the nine months ended December 31, 2001.



                                                           /s/ ERNST & YOUNG
                                                           ERNST & YOUNG LLP

San Diego, California
March 27, 2002